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                                                                   Exhibit 10.21

Loan No. 950114107

                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of March 30, 2001 by and between FREMONT INVESTMENT & LOAN, a California industrial loan association ("Lender"), and ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company ("Borrower"), with respect to the following Recitals:

                                    RECITALS

          A. Borrower is the owner of that certain real property described on Exhibit A attached hereto (the "Property"), together with the improvements now or hereafter located thereon (the "Improvements").

          B. Borrower desires to borrow from Lender, and Lender is willing to loan to Borrower, the maximum principal amount of Thirty-Five Million Dollars ($35,000,000) for the purposes and upon the terms set forth herein.

          NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                               GENERAL DEFINITIONS

          When used herein, the following initially-capitalized terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person which controls, is controlled by, or is under common control with the Person in question. For the purposes of the foregoing definition, "controls" (and its correlative terms "controlled by" and "under common control with") means possession by the applicable Person of the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this Loan and Security Agreement, together with all supplements, amendments and modifications hereto and all extensions and renewals hereof.

          "Application Information" means all financial information and statements and other information submitted to Lender in connection with the application for the Loan, including, without limitation, information relating to the tenants, leases and rent payment history and the information set forth on the Borrower Questionnaire delivered to Lender.

          "Assignment of Rents" means that certain Assignment of Rents and Leases of even date herewith executed by Borrower, as assignor, in favor of Lender, as assignee, to be recorded on the Closing Date in the Official Records of the County in which the Project is situated.

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          "Attorneys' Fees," "Attorneys' Fees and Costs," "attorneys' fees" and
"attorneys' fees and costs" mean the fees and expenses of counsel to the applicable parties to the Loan Documents, which may include printing, photostating, duplicating, facsimilating, messengering, filing and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred. The recovery of post-judgment fees, costs and expenses is separate and several and shall survive the merger of the applicable Loan Documents into any judgment.

          "Average Loss" is defined in Section 7.6(F).

          "Bankruptcy Code" means Title 11 of the U.S. Code, as applicable, or any similar federal or state laws for the relief of debtors, each as hereafter amended.

          "Building 1" means that certain 31,289 net rentable square foot, single-story office building located on the Property completed in August, 2000.

          "Building 2" means that certain 61,846 net rentable square foot, two-story office building located on the Property completed in November, 2000.

          "Building 3" means that certain 91,167 net rentable square foot office building currently under construction on the Property.

          "Business Day" means any day other than a Saturday, a Sunday, a legal holiday under the laws of the State of California or a day on which commercial banks in such state are authorized or required by law or other governmental action to be closed.

          "Closing Date" means the date of the closing of the Loan and the recordation of the Deed of Trust in the Official Records of the County in which the Project is situated, but in no event later than the Termination Date.

          "Commitment Letter" means the Commitment Letter dated March 22, 2001 issued by Lender in connection with the Loan.

          "Completion Guarantor" means Zhone Technologies, Inc., a Delaware corporation.

          "Completion Schedule" means a monthly construction disbursement schedule which shall be completed by the construction manager and approved by Lender detailing monthly disbursement from the construction budget on a line item basis, which Completion Schedule shall provide for a total budget for completion of the Work of not less than Nine Million Six Hundred Thousand Dollars ($9,600,000). The Completion Schedule is comprised of two components:
(a) a cash flow schedule (the "Cash Flow Schedule"); and (b) a schedule for completion of the Borrower's construction obligations relating to the Work (the "Construction Obligations Schedule"). A copy of the Completion Schedule is attached hereto as Exhibit C.

          "Contractor" means SRM Associates or other general contractor approved by Lender.

          "Contractual Obligation" as applied to any Person means any provision of any instrument, document or security issued by that Person or of any indenture, mortgage, deed of trust, contract,

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undertaking, agreement or other instrument to which that Person is a party or by which any of its properties is bound or to which it or any of its properties is subject.

          "Deed of Trust" means that certain Deed of Trust and Fixture Filing of even date herewith executed by Borrower, as trustor, to Fremont General Credit Corporation, as trustee, and naming Lender, as beneficiary, to be recorded on the Closing Date in the Official Records of the County in which the Project is situated.

          "Default Interest Rate" is defined in the Note.

          "EBITDA" means the sum, determined in accordance with generally accepted accounting principles consistently applied, as reflected in consolidated financial statements, of the following:

          (a)  the net income (or net loss) of Zhone Technologies, Inc.;

          (b) all amounts treated as expenses for real estate depreciation, interest expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss); and

          (c) all accrued income taxes to the extent included in the determination of such net income (or loss);

provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains, and provided, further, that each of the above shall be to the extent reported on the financial statements of Zhone Technologies, Inc. submitted to Lender in accordance with the Loan Documents.

          "Environmental Indemnity" means that certain Environmental Indemnity of even date herewith executed by Borrower and the other parties named therein, if any.

          "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

          "Event of Default" means any of the events specified in Section 8.1.

          "Formation Documents" means (a) as to any corporation, its articles of incorporation and bylaws, (b) as to any limited partnership, its Certificate of Limited Partnership and partnership agreement, (c) as to any general partnership or joint venture, its Statement of Partnership and partnership agreement, (d) as to any limited liability company, its articles or certificate of organization and operating agreement, and (e) as to any trust, its trust agreement and a certification of the current trustees thereof, each of the foregoing together with all supplements, amendments and modifications.

          "General Partner" or "general partner" means the general partners of the partnership in question, together with any constituent general partners of such general partners.

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          "Governmental Agency" means any federal, state, municipal or other governmental or quasi-governmental court, agency, authority or district.

          "Hazardous Substances" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or'TCLP toxicity";
(b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources;
(c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code;
(d) "waste" as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyis (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws.

          "Indemnitees" means, collectively and individually, Lender, its Affiliates and its and their directors, officers, agents, employees, successors and assigns.

          "Laws" means all federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Project or the occupancy, operation, ownership or use thereof, whether now or hereafter enacted and in force including, without limitation, the Americans With Disabilities Act, 42 U.S.C. (S)(S) 12101-12213 (1991) and all Environmental Laws, any zoning or other land use entitlements and any requirements which may require repairs, modifications or alterations in or to the Project, all Permits and all covenants, agreements, restrictions and encumbrances running in favor of any Person, contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or the occupancy, operation, ownership or use thereof.

          "Leases" is defined in the Assignment of Rents.

          "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, charge or claim of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) with respect to the Project or the Personal Property or any portion thereof or interest therein.

          "Loan" means the loan to Borrower as more particularly described in
Section 2.1.

          "Loan Amount" means Thirty-Five Million Dollars ($35,000,000).

          "Loan Documents" means the documents described in Section 3.1, and all other documents securing, or executed in connection with, the Loan, together with all renewals, substitutions, extensions, modifications or replacements thereof, but excluding the Environmental Indemnity.

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     "Loan Fee" means a fee in the amount of one percent (1%) of the Loan
Amount.

     "Loan Year" shall mean the twelve (12) month period commencing on the first day of the month following the Closing Date and each twelve (12) months thereafter.

     "Major Lease" means a Lease of ten percent (10%) or more of the net rentable square feet of space in the Project.

     "Master Lease" means a lease with Zhone Technologies, Inc., a Delaware corporation, which (a) is in form and contains terms acceptable to Lender, (b) has an initial term of at least ten (10) years (excluding any extension rights or options), (c) has an effective annual rental rate (net of all concessions, credits and other inducements including tenant improvement allowances) net, as determined by Lender, of not less than Thirty Dollars and Sixty Cents ($30.60) per net rentable square foot of space, (d) covers not less than the entire square footage of the Project, (e) does not contain any extension rights in favor of the tenant thereunder, except as approved by Lender, and (f) provides that all construction work for the Project shall be completed in accordance with the Completion Schedule.

     "Material Lease Provisions" is defined in Section 7.4(E).

     "Maturity Date" means the date set forth in the Note upon which the entire principal amount of the Loan, together with all other amounts owing to Lender under the Loan Documents, shall be due and payable.

     "Minimum Rent Loss Coverage" means Five Million Three Hundred Fifty Thousand Dollars ($5,350,000).

     "Net Rentable Square Feet" and "net rentable square feet" shall be calculated in accordance with the method of measuring net rentable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association
(BOMA) International.

     "Note" means that certain Secured Promissory Note of even date herewith in the principal amount of Thirty-Five Million Dollars ($35,000,000) executed by Borrower, as maker, in favor of Lender, as holder, and any and all modifications, extensions, renewals and replacements thereof.

     "Outside Completion Date" means December 31, 2001.

     "Outside Completion Date Requirements" means with respect to the Cash Flow Schedule portion of the Completion Schedule, the completion of the following matters by the Outside Completion Date, to the sole satisfaction of Lender: (a) unconditional final lien releases from all contractors and subcontractors; (b) proof of payment of all soft costs; (c) certifications of completion of the Work from the architect and engineer; and (d) final reports from the applicable testing consultants for the Project.

     "Permits" means all permits, licenses, franchises, approvals, variances and land use entitlements necessary for the occupancy, operation, ownership and use of the Project.

     "Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

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     "Personal Property" means all personal property in which Borrower now or hereafter owns or acquires any interest or right and which is now or hereafter located on and used or useful in the development, operation, ownership, occupancy, use, maintenance, repairer restoration of the Project or any portion thereof, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor but excluding any of Debtor's furniture or equipment which is not used or useful in the development, operation, ownership, maintenance, repair or restoration of the Project, and together with all insurance proceeds from any policy of insurance covering any of the foregoing property now or hereafter acquired by Borrower. "Personal Property" shall include, without limitation, the personal property described in Exhibit B attached hereto and any leased personal property.

     "Potential Default" means a condition or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default under any of the Loan Documents.

     "Principals" means individually and collectively Borrower, its general partners, managing members and major shareholders, as applicable, and each of such parties' constituent general partners, managing members and major shareholders, as applicable.

     "Probable Maximum Loss" is defined in Section 7.6(F).

     "Project" means the Property and the Improvements, but excluding any Improvements to be built on the Release Lot.

     "Project Documents" means (a) all agreements now or hereafter in effect with any contractor, architect or engineer, including, without limitation, any design architect, landscape architect, civil engineer, electrical engineer, environmental engineer, soils engineer or mechanical engineer, in connection with the Project; (b) all other agreements now or hereafter in effect with any property manager or broker with respect to the management, leasing, or operation of the Project; (c) all as-built plans and specifications and surveys for the Project; (d) all Permits; and (e) all renewals, substitutions, extensions, modifications or replacements of any of the foregoing.

     "Release Lot" means the Phase 3 Property described in Section 7.16 below, consisting of approximately 3.625 acres, which is a portion of the Property constituting a separate lawfully created parcel in accordance with applicable law, which may be released from the lien of the Deed of Trust in accordance with
Section 2.6 below.

     "Replacement Cost" is defined in Section 7.6(F).

     "Related Parties" means Borrower, Principals, any Affiliate of Borrower or Principals, any partnership of which Borrower or any Principal is a general partner, and any limited liability company of which Borrower or any Principal is a manager or managing member.

     "Scheduled Completion Date" means the September 30, 2001.

     "Scheduled Completion Date Requirements" means completion of Building 3 to the requirements of the Construction Obligations Schedule portion of the Completion Schedule by the Scheduled Completion Date and completion of the following matters for Buildings 1 and 2 by the Scheduled Completion Date to the sole satisfaction of Lender: (a) certificates of occupancy; (b) recorded Notice of Completion; and (c) unconditional final lien releases.

     "Secured Obligations" is defined in the Deed of Trust.

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     "Seismic Principal Payment" is defined in Section 7.6(F).

     "Seismic Review" is defined in Section 7.6(F).

     "Tax Identification Number" means Borrower's employer identification number or social security number, which is 94-3393000.

     "Termination Date" means April 16, 2001.

     "Title Company" means the title insurance company selected by Borrower and approved by Lender in Lender's sole discretion to provide the Title Policy.

     "Title Policy" means an American Land Title Association Extended Coverage Policy of Title Insurance (1970 version, amended 10/17/70 only), insuring Lender that on the Closing Date Borrower owns fee simple title to the Project and that the Deed of Trust is a valid first lien on the Project in the Loan Amount. The Title Policy shall contain such endorsements as Lender reasonably requires and shall be subject only to such exceptions to coverage as approved by Lender in writing prior to the Closing Date.

     "Work" means: (a) completion of Building 3 to the requirements of the Construction Obligations Schedule portion of the Completion Schedule; (b) completion of Buildings 1 and 2 and any remaining work necessary to complete the Project as a whole, other than on Building 3.

                                    ARTICLE 2

                                   LOAN TERMS

     2.1 Loan and Disbursements of Loan Proceeds.

         Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Borrower set forth in the Loan Documents, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, a loan (the "Loan") in the maximum principal amount of Thirty-Five Million Dollars ($35,000,000).

     2.2 Evidence of Indebtedness and Maturity.

         Borrower shall execute and deliver to Lender, on or before the Closing Date, the Note evidencing the Loan. Borrower agrees to repay the indebtedness evidenced by the Note in accordance with the terms thereof and the terms hereof. The outstanding principal balance of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by Borrower under the Loan Documents shall be due and payable on the Maturity Date.

     2.3 Interest Rate.

         The Loan shall bear interest at the rate per annum specified in the Note.

     2.4 Loan Fee and Payment of Expenses.

         Borrower acknowledges and agrees that any unpaid portion of the Loan Fee has been fully earned by Lender and is due and payable upon the Closing of the Loan. The Loan Fee shall be nonrefundable except as set forth in the Commitment Letter. Borrower hereby authorizes Lender to

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disburse proceeds of the Loan to Lender or to any other party to pay the Loan
Fee, interest for any partial calendar month in which the Closing Date occurs, and the fees and expenses of Lender's appraisers, engineers, consultants, legal counsel and other third parties retained by Lender in connection with the Loan, notwithstanding that Borrower may not have requested a disbursement of such amounts. Borrower covenants to pay all such amounts within ten (10) days after demand by Lender, if and to the extent not disbursed by Lender from proceeds of the Loan. Borrower's payment of the Loan Fee is in addition to Borrower's obligation to pay closing costs, brokers' commissions and any and all other sums due hereunder, under the Commitment Letter or under any of the Loan Documents.

     2.5 Recourse.

         The Loan and the amounts payable to Lender under the Loan Documents with respect tp_Borrower's obligations under the Loan shall be fully recourse to Borrower.

     2.6 Partial Release.

         Notwithstanding anything to the contrary contained in the Loan Documents, Lender will partially release its interest under the Deed of Trust with respect to the Release Lot, upon the satisfaction of all of the following conditions with respect to the release of the Release Lot:

         (a) There shall be no Event of Default or Potential Default hereunder or under any of the other Loan Documents;

         (b) Borrower has given Lender at least thirty (30) days prior written notice of Borrower's request for the release of the Release Lot;

         (c) Borrower shall provide Lender with copies of any and all purchase agreements, escrow instructions and related documentation and information pertinent to the release and sale of the Release Lot;

         (d) Lender has received evidence satisfactory to Lender that the portion of the Property remaining subject to the Deed of Trust Instrument (the "Remaining Parcel") (i) is a legally subdivided lot under all applicable Laws, (ii) will have the benefit of such easements and rights of way in, over and through the Release Lot as are, in Lender's judgment, necessary or desirable to provide or assure access to and from, utility service to, parking for and common wall maintenance and support to the Remaining Parcel, as applicable, (iii) complies, either by virtue of the location of the improvements or with a duly issued variance, with all applicable setback requirements, and (iv) constitutes a separately assessed parcel(s) for tax and assessment purposes;

         (e) The Title Company has issued, at Borrower's expense, appropriate endorsements to the Title Policy which provide that, notwithstanding the release of the Deed of Trust from the Release Lot, the lien of the Deed of Trust will remain unaffected thereby and will continue to be a first lien upon the Remaining Parcel, subject to no exceptions to title other than those shown on the Title Policy;

         (f) Borrower has satisfied such other terms and conditions to such release and reconveyance as Lender may reasonably require;


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                 (g)   Borrower has paid all costs associated with the release
                       of Lender's interest in the Release Lot, including, without limitation, the cost of Lender's title policy endorsements referred to above, escrow costs, demand and reconveyance fees customarily charged by Lender in similar transactions, and Lender's actual legal fees and costs incurred in connection therewith;

                 (h) No release price shall be required in connection with the release of the Release Lot, so long as at the time of the release: (i) the Scheduled Completion Date Requirements have been satisfied; (ii) there is no material adverse change in the financial condition of Completion Guarantor; and (iii) there are no Events of Default under the Loan Documents; and (iv) the final map has been recorded for the subdivision of the Project into three parcels: one for Building 1, one for Building 2 and 3 and one for the Release Lot.;

                 (i) The construction of the Work shall have been completed in accordance with the provisions of the Loan Documents; and

                 (j) Lender shall have received payment, in immediately available funds of a non- refundable processing fee in the amount of Five Hundred Dollars ($500), which amount shall be fully earned by Lender upon Borrower's request for the release of the Release Lot.

                                    ARTICLE 3

                               CONDITIONS TO LOAN

           3.1   Condition Precedent to Closing of Loan.

                 As a condition precedent to Lender's obligation to close the Loan and disburse any Loan proceeds, on or before the Closing Date Borrower must satisfy and fulfill each of the following conditions precedent to closing, to the satisfaction of Lender:

                 A. Loan Documents and Environmental Indemnity. Borrower shall deliver to Lender the following documents, each duly executed and acknowledged by a notary public where necessary, and in form and substance satisfactory to Lender:

                 (i)   This Agreement;

                 (ii)  The Note;

                 (iii) The Deed of Trust;

                 (iv)  The Assignment of Rents;

                 (v) A California UCC-1 Financing Statement relating to the Personal Property, to be filed with the California Secretary of State, together with UCC-1 Financing Statements for such other States as are required by Lender;

                 (vi)  The Environmental Indemnity;

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                 (vii)  A guaranty, on Lender's form, executed by the Completion
Guarantor, of the performance of Borrower's construction obligations under the Loan Documents (the "Completion Guaranty");

                 (viii) A pledge and assignment of a cash collateral account in the amount of Six Million Dollars ($6,000,000), on Lender's form, executed by the Borrower (the "Pledge of Cash Collateral Account"); and

                 (ix) A nondisturbance and attornment agreement, on Lender's form, by and between Borrower, Lender and Completion Guarantor with respect to the Master Lease (the "Master Lease N DA").

                 B. Commitment Letter Conditions. Borrower shall have satisfied all of the conditions set forth in the Commitment Letter, together with any additional conditions imposed by Lender in connection with its final approval of the Loan.

                 C. Truth of Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on the Closing Date.

                 D. No Default. As of the Closing Date, no event shall have occurred or would result from the funding of the Loan that would constitute an Event of Default or a Potential Default.

                 E.     Deal-Specific Conditions.

                        (i)  Execution and delivery of the Master Lease

                        (ii) Funding of the amount of $6,000,000 into the Cash Collateral Account.

3.2    Termination of Agreement.

                 Lender's obligation to make the Loan and perform any of its other obligations under the Loan Documents shall terminate unless all of the conditions precedent set forth in Section 3.1 have been satisfied, and the Closing Date has occurred, on or before the Termination Date.

                                    ARTICLE 4

                         ASSIGNMENT OF PROJECT DOCUMENTS

       4.1       Assignment of Documents.

                 A. As security for the payment and performance of the Secured Obligations, Borrower hereby grants, conveys, assigns and transfers to Lender the Project Documents, and all rights of Borrower thereunder, together with the immediate and continuing right to collect and receive all sums which are now or hereafter due to Borrower thereunder or in connection therewith, and all of Borrower's rights to receive the proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Project Documents. The parties expressly acknowledge and agree that Lender does not hereby assume any of Borrower's obligations with respect to any of the Project Documents, including, without limitation, any obligation to pay for any work done pursuant thereto, unless Lender expressly assumes such obligations in accordance with Section 4.
KB). At Lender's request from time to time, Borrower shall deliver copies of the Project Documents to Lender.

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                 B.  Lender shall not exercise its rights under this Section 4.1 until the occurrence of an Event of Default. Upon the occurrence of an Event of Default under any of the Loan Documents, Lender may, at its option in its sole discretion and without any obligation, exercise any or all of its rights and remedies under Section 8.4 and/or upon written notice to Borrower and the other parties to any or all of the Project Documents, exercise or enforce any or all of the rights and remedies granted to Borrower under such Project Documents as if Lender had been a party to or recipient of such Project Documents (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest, to do so). Upon giving such notice Lender may elect to assume all of the obligations of Borrower thereafter accruing under any or all of the Project Documents; provided that in no event shall Lender be responsible for any default by Borrower or any other party occurring prior to any election by Lender to assume such obligations.

                 C. The acceptance by Lender of the assignment contained in this Section 4.1 and the rights granted to Lender hereunder and under Section
8.4 shall not, prior to Lender's assumption of the obligations under the Project Documents as provided in Section 4.1(B). obligate Lender to assume any obligations or liability under the Project Documents, to expend any money or incur any expense in connection with the Project Documents or to perform any obligation under any of the Project Documents.

           4.2   Performance under Project Documents.

                 Borrower shall at all times perform and discharge each of its obligations under the Project Documents, diligently enforce its rights under the Project Documents unless otherwise agreed by Lender, and, at Borrower's sole cost and expense, appear in and defend Lender in any action or proceeding in any way related to any of the Project Documents. Borrower shall, within ten (10) days after demand by Lender, pay all reasonable costs and expenses incurred by Lender in connection with any such action or proceeding, including, without limitation, reasonable attorneys' fees and costs. Borrower's obligations under this Section 4.2 shall expire upon Lender's assuming Borrower's obligations under the Project Documents as provided in Section 4. KB), above, provided that such obligations shall remain the responsibility of Borrower with respect to any default by Borrower or any other party occurring prior to any election by Lender to assume such obligations.

           4.3   Indemnification.

                 Borrower hereby indemnifies and agrees to defend and hold the Indemnitees harmless from all expenses, loss, claims, damage or liability which the Indemnitees may or might incur under any of the Project Documents or under or by reason of the assignment set forth in Section 4.1 or by reason of any alleged obligation or undertaking on Lender's part to perform or discharge any covenants or agreements contained in any of the Project Documents; provided that such indemnity shall not extend to expenses, loss, claims, damage or liability arising from an Indemnitee's gross negligence or wilful misconduct or arising after the date, if ever, that Lender assumes the obligations under the Project Documents as provided in Section 4.1 (B).

                                    ARTICLE 5

                               SECURITY AGREEMENT

           5.1   Grant of Security Interest.

                 As security for the payment and performance of the Secured Obligations, Borrower hereby assigns, transfers and grants to Lender, and there is hereby created in favor of Lender, a security interest under the California Commercial Code in and to the Personal Property, whether now owned or hereafter acquired, and in all proceeds thereof (and proceeds of proceeds) in whatever form. This Agreement shall constitute a security agreement pursuant to the California Commercial Code with respect to the Personal Property and proceeds thereof, with Borrower the "Debtor" and Lender the "Secured Party" as such terms are used therein.

           5.2 Representations, Agreements and Covenants Regarding Personal Property.

                 In order to induce Lender to enter into this Agreement and make the Loan, Borrower represents, warrants and covenants as follows:

                 A. Except for the security interest in favor of Lender, Borrower is, and as to any of the Personal Property acquired after the date hereof will be, the sole owner of the Personal Property, free from any adverse lien, security interest, or adverse claim of any kind whatsoever. Borrower will notify Lender of and will defend the Personal Property against all claims and demands of all persons at any time claiming any interest therein.

                 B. Borrower will keep the Personal Property in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Personal Property or any part thereof, except for ordinary wear and tear resulting from normal and expected use in the ordinary course of Borrower's business, which shall be promptly replaced by Borrower with property of similar nature and of equal or greater value unless obsolete.

                 C. Borrower will not, without the prior written consent of Lender, sell, offer to sell or otherwise transfer, exchange or dispose of the Personal Property or any interest therein, unless in the normal course of business the Personal Property is being replaced by collateral of similar nature and of equal or greater value. If the Personal Property or any part thereof is sold, transferred, exchanged, or otherwise disposed of (either with or without the written consent of Lender), the security interest of Lender shall extend to the proceeds of such sale, transfer, exchange or other disposition and Borrower will hold such proceeds in a separate account for Lender's benefit and will, at Lender's request, transfer such proceeds to Lender.

                 D. The tangible Personal Property will be kept on or at the Project and Borrower will not, without the prior written consent of Lender, remove the Personal Property therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower as provided in Section 5.2(B).

                 E. Borrower will immediately notify Lender in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name, and will, within ten (10) days after Lender's request, execute any additional financing statements or other certificates reasonably requested by Lender to reflect such change.

                 F. The Personal Property is not and will not be used or bought for personal, family or household purposes.

                 G. Borrower shall immediately notify Lender of any claim against the Personal Property adverse to the interest of Borrower or Lender therein.

                 H. Lender may examine and inspect the Personal Property at any reasonable time, wherever located upon reasonable prior notice to Borrower (except in the event of an emergency, in which event prior notice shall not be required).

           5.3   Affixed Collateral.

            The inclusion in Section 5.1 of any Personal Property which may now be or hereafter become affixed or in any manner attached to the Project shall be without prejudice to any claim at any time made by Lender that such Personal Property is or has become a part of or an accession to the Project.

      5.4   Further Security Agreements.

            Borrower agrees to take such actions and, within ten (10) days after Lender's request, to execute, deliver and file and/or record such documents, agreements and financing statements as may be reasonably necessary to evidence the security interest set forth in Section 5.1, to establish the priority thereof and to carry out the intent and purpose of this Article 5.

                                    ARTICLE 6

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

            As an inducement to Lender to execute this Agreement and make the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article 6.

      6.1   Organization, Power, Good Standing, and Business.

            A. Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of California and, if formed under the Laws of a jurisdiction other than the State of California, has registered to do business and is in good standing under the Laws of the State of California. Borrower has the full power and authority to own and operate its properties, to carry on its business as now conducted, to enter into each Loan Document and the Environmental Indemnity, and to carry out the transactions contemplated hereby and thereby. Borrower does not do business under any trade name or fictitious business name. Borrower has delivered to Lender true, correct and complete copies of its Formation Documents and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

            B. Zhone Technologies, Inc., Borrower's managing member, is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware and, if formed under the Laws of a jurisdiction other than the State of California, has registered to do business and is in good standing under the Laws of the State of California. Such managing member has the full power and authority to own and operate its properties, to carry on its business as now conducted, to act as a managing member of Borrower, to enter into each Loan Document and the Environmental Indemnity and the Completion Guaranty as a managing member of Borrower, to enter into the Environmental Indemnity on its own behalf, and to carry out the transactions contemplated in the Loan Documents and the Environmental Indemnity and the Completion Guaranty. Borrower has delivered to Lender true, correct and complete copies of the Formation Documents for such managing member and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

      6.2   Authorization of Borrowing, etc.

            A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Environmental Indemnity and the Completion Guaranty and the issuance, delivery and payment of the Note have been duly authorized by all necessary action of Borrower, its members, Completion Guarantor.

            B. No Conflict. The execution, delivery and performance by Borrower, its members, Completion Guarantor of each applicable Loan Document and the Environmental Indemnity do not and will not (i) violate any Law applicable to any such Person, the Formation Documents of any such Person, or any order, judgment or decree of any court or other Governmental Agency binding on any such Person; (ii) conflict with, result in a breach of or constitute (with the giving of notice or the passage of time or both) a default under any Contractual Obligation of any such Person; (iii) result in or require the creation or imposition of any Lien of any nature on Borrower's properties or assets other than the Liens in favor of Lender under the Loan Documents; or (iv) require any approval or consent of any Person under any Contractual Obligation of Borrower, its members, Completion Guarantor.

            C. Governmental Consents. The execution, delivery and performance by Borrower, its members, Completion Guarantor of each applicable Loan Document and the Environmental Indemnity and the Complection Guaranty does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Agency or other Person.

            D. Binding Obligation. The Note and the other Loan Documents are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally. The Environmental Indemnity is the legally valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally. The Complection Guaranty is the legally valid and binding obligation of the Completion Guarantor, enforceable against the Completion Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

      6.3   Actions.

            There is no action, suit, proceeding or arbitration, before or by any Governmental Agency or other Person, pending or, to Borrower's best knowledge, threatened against or affecting Borrower, any of the Principals or any properties or rights of Borrower or any of the Principals, which might adversely affect Lender's rights or remedies under the Loan Documents or the Environmental Indemnity, the business, assets, operations or financial condition of any such party or its ability to perform its obligations under the Loan Documents or the Environmental Indemnity. As of the date hereof, there are no outstanding judgments against the Related Parties or their property in excess of Twenty-Five Thousand Dollars ($25,000) as to any individual judgment or Fifty Thousand Dollars ($50,000) in the aggregate.

      6.4   Financial Position.

            A. Financial Information. The Application Information and all financial statements and financial data delivered to Lender in connection with the Loan and/or relating to Borrower and the Principals are true, correct and complete in all material respects and accurately present the financial position of such parties as of the date thereof. No material adverse change has occurred in the financial position disclosed by the Application Information or in any other financial statements or financial data delivered to Lender.

            B. Bankruptcy and Insolvency. Neither Borrower nor any of the Related Parties has filed or been the subject of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding or any proceeding for the appointment of a receiver or trustee for all or any substantial part of their respective property. Neither Borrower nor any of the Related Parties has admitted in writing its inability to pay its debts when due, made an assignment for the benefit of creditors or taken other similar action.

            C. Other Borrowing. Except for the Loan, no borrowings have been made by Borrower which are secured by the Project or which might give rise to any Lien other than the Liens created by the Loan Documents.

      6.5   Liens.

            Borrower is the sole owner of the Project and the Personal Property free from any adverse Liens, except for Liens in favor of Lender, and that certain Purchase and Sale Agreement with Repurchase Options dated January 20, 2000 by and between the Redevelopment Agency of the City of Oakland (the "Oakland CRA") and Completion Guarantor, with respect to the Project (the "CRA Purchase Agreement"). Borrower has paid in full all contractors, materialmen, laborers, architects or other such Persons hired by Borrower to perform services or work with respect to the Project and all statutory lien periods have expired with respect to any such services or work, except with respect to Building 3. No previous assignment, sale, pledge, encumbrance or other hypothecation of the Leases or the Project Documents has been made (except for pledges and encumbrances which have been released in full prior to the date hereof or will be released in full concurrently with the funding of the Loan).

      6.6   Compliance with Laws.

            The Project and the use thereof are in material compliance with all Laws. The Property consists of legal and separate lot(s) for tax assessment purposes and under the California Subdivision Map Act (California Government Code Sections 66410 et. seq., as amended from time to time). All Permits, easements and rights of way necessary for the occupancy, operation, ownership and use of the Project have been obtained by Borrower and are in full force and effect.

      6.7   Defects.

            There are no defects, facts or conditions affecting the Project or any portion thereof which would make the Project unsuitable for the occupancy, operation, use or sale thereof, except with respect to the ongoing construction of Building 3. There are no surface or subsurface soils conditions adversely affecting the Property, including, without limitation, unstable soil or landfills.

      6.8   Utilities.

            All utilities necessary for the full enjoyment of the Project, including, without limitation, trash collection, police and fire protection, sewer and storm drain, water, telephone, gas and electricity, are available to the Project and are not subject to any conditions which would limit the use of such utilities, other than the payment of normal charges to the utility supplier.

      6.9   No Condemnation.

            No Condemnation Event (as defined in the Deed of Trust) is pending against the Project or any portion thereof. To Borrower's best knowledge, no Condemnation Event is threatened against the Project which would impair the full utilization of the Project in any material manner.

      6.10  Hazardous Substances

            There are no Hazardous Substances on, in, under or at the Project, except as otherwise described in Section 7.5A. below. The Project and each portion thereof is in full compliance with all Environmental Laws. There are no above or below ground storage tanks located at the Project Borrower has not received written notice from any Governmental Agency or other third party alleging that the Project or any portion thereof does not comply with any Environmental Laws.

      6.11  No Defaults

            No Potential Default or Event of Default exists under this Agreement or any of the other Loan Documents. No default by Borrower exists under any Contractual Obligation which would have a material adverse effect on Borrower's ability to repay the Loan or to perform its obligations under any of the Loan Documents or under the Environmental Indemnity.

      6.12  Disclosure.

            No representation or warranty of Borrower contained in this Agreement, any Loan Document, or any Application Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      6.13  Single Purpose Entity.

            Borrower (a) has not engaged and does not engage in any business unrelated to the Project, (b) has not had and does not have assets other than those related to its interest in the Project, (c) has not had and does not have any indebtedness other than as permitted by this Agreement, (d) has its own books and records separate and apart from any other person, (e) holds itself out as being and conducts all business as a legal entity, separate and apart from any other person, partnership, corporation, limited liability company, trust or other entity, with separate stationary, invoices and checks, (f) has not guarantied the debts or obligations of any other person, partnership, corporation, limited liability company, trust or other entity, and (g) has not commingled its assets or funds with those of any other person, partnership, corporation, limited liability company, trust or other legal entity. Borrower's Formation Documents provide that any dissolution or winding up or insolvency filing for Borrower requires the unanimous consent of all members.

                                    ARTICLE 7

                              BORROWER'S COVENANTS

            Borrower covenants and agrees that, until the Loan and all other amounts owing to Lender under the Loan Documents have been paid in full and all Secured Obligations have been satisfied, Borrower shall perform all of the covenants in this Article 7.

      7.1   No Liens.

            Except as expressly provided in Section 1.12 of the Deed of Trust, Borrower shall not permit any Lien to be made or filed. Borrower shall be the sole owner of the Project and Personal Property, free from any adverse Liens, except for Liens in favor of Lender. Borrower shall not assign, sell, pledge, encumber or otherwise hypothecate all or any portion of the Leases or the Project Documents.

      7.2   Compliance with Laws.

            Borrower will comply with all Laws applicable to Borrower, its property, the Project, the Personal Property and/or the occupancy, operation, ownership or use thereof.

      7.3   Inspection.

            Subject to the rights of tenants at the Project, during normal business hours and upon reasonable advance notice (except in the event of an emergency, in which event entry shall not be limited to normal business hours and no advance notice shall be necessary) Borrower shall permit Lender and any Person designated by Lender to visit and inspect the Project.

      7.4   Leasing of Space.

            A. Unless otherwise approved by Lender in writing in advance, all Leases shall be entered into with bona fide third party tenants financially capable of performing their obligations thereunder and shall reflect arms-length transactions at the then current market rate for comparable space. Lender has approved the Approved Lease. Borrower shall perform all obligations required to be performed by it as landlord under any Lease. Borrower shall not accept any rent (however denominated) or other charges under any of the Leases more than one (1) month in advance.

            B. Borrower shall not enter into, or modify, amend, terminate or accept a surrender or cancellation of, any Lease, or consent to any assignment or subletting under any Lease, without Lender's prior written consent except as follows:

               (i) Borrower may terminate Leases other than Major Leases without Lender's prior written consent for the non-payment of rent if Borrower would in good faith terminate such Lease in the ordinary course of its business.

               (ii) Lender's prior written consent shall not be required for any new Lease (a) which is not a Major Lease, (b) which does not include any Material Lease Provisions, (c) where the term of the Lease (including any options to extend the initial term of the Lease) does not exceed ten (10) years, and (d) where the proposed use of the portion of the Project leased does not involve the use, storage, processing, manufacture, transportation, disposal or release of Hazardous Substances.

               (iii) Lender's prior written consent shall not be required for any amendment or modification of a Lease if the amendment or modification contains no provision which, had the provision been included in the original Lease, would require Lender's prior written consent.

               (iv) Lender's prior written consent shall not be required in connection with any sublease or assignment of any Lease if either (a)(1) the assignee or subtenant meets the requirements of Section 7.4(A), and (2) the proposed use of the Project by such assignee or subtenant does not involve the use, storage, processing, manufacture, transportation, disposal or release of Hazardous Substances, or (b) such sublease or assignment does not require Borrower's consent under the terms of the Lease executed by Borrower in accordance with the terms of this Agreement.

            C. Borrower shall promptly deliver to Lender such Leases, rent rolls, leasing reports, operating statements or other leasing information as Lender may from time to time request. Borrower shall promptly notify Lender of
(i) any material tenant dispute, (ii) any material default by Borrower or the tenants under any of the Major Leases, (iii) any material adverse change in leasing activity for the Project, and (iv) any notice received by Borrower relating to any material default by Borrower under any Lease.

          D. With respect to any Major Lease, and if requested by Lender with respect to any other Lease, Borrower shall, within twenty (20) days after Lender's request, execute and deliver to Lender, and cause the tenants under the Leases (and any other party to, or guarantor of, the Leases) to execute and deliver to Lender, nondisturbance and attornment agreements and/or estoppel certificates, in form and substance reasonably satisfactory to Lender.

          E. As used herein, "Material Lease Provision" means a provision which materially increases the landlord's obligations under a Lease, which provides the tenant with material rights or recourse against the landlord or with the right to terminate the Lease, or which adversely affects Lender's security in the Lease. Without limiting the generality of the foregoing, each of the following shall constitute a Material Lease Provision: (i) any provision which affects Lender's rights with respect to the Lease, which affects the relative priority of the Lease and the Deed of Trust without Lender's consent, or which requires Lender to agree to or provide any nondisturbance agreement to the tenant; (ii) the grant of an option, right of first offer or refusal or other right to purchase all or any portion of the Project, (iii) the grant of an option, right of first offer or refusal or other right to lease any additional space in the Project at a rent less than market rent, (iv) the grant of any early termination option, (v) any provision which provides for the application of insurance or condemnation proceeds in a manner contrary to the Loan Documents, (vi) the grant of any offsets, or the agreement for the payment of any amounts by the landlord, if such offset or payment obligation would be applicable to any subsequent owner of the Project, including, without limitation any owner succeeding to the landlord's interest by foreclosure or a deed in lieu or in aid thereof, (vii) a limit to the expense reimbursements due from the tenant for increases in taxes or expenses, or (viii) an environmental, hazardous substance or other indemnification binding on the landlord that would be applicable to any subsequent owner of the Project, including, without limitation, any owner succeeding to landlord's interest by foreclosure or a deed in lieu or in aid thereof.

     7.5  Environmental Matters.

          A. Borrower shall, at its own expense, comply and cause all persons entering the Project to comply with all Environmental Laws applicable thereto and Borrower shall not use, store, process, manufacture, transport, dispose or release any Hazardous Substances on or adjacent to any part of the Project or permit any of the foregoing to occur; provided, however, that Borrower may store and use large batteries and fuel for generators which serve the Project, all in compliance with applicable Laws. Borrower shall immediately advise Lender in writing of any (i) discovery of Hazardous Substances on the Project or any portion thereof; or (ii) any claim, action or order threatened or instituted by any third party (including any Governmental Agency) against the Project or Borrower relating to damages, cost recovery, loss or injury resulting from any Hazardous Substances. Borrower shall provide Lender with copies of all communications with any third party (including any Governmental Agency) relating to any Environmental Law or any claim, action or order relating to Hazardous Substances at, on, under or in the Project or any portion thereof. If any remedial action is required to bring the Project into compliance with Environmental Laws, Borrower shall immediately notify Lender of such situation and shall prepare a written plan setting forth a description of such situation (and all environmental reports relating thereto) and the remedial action that Borrower proposes to implement to bring the Project into compliance with all Environmental Laws. Borrower shall, at its own expense, thereafter diligently and continuously pursue the remediation of the condition necessary to bring the Project into compliance with all Environmental Laws and cause all liens or encumbrances against the Project in connection therewith to be removed and satisfied.

          B. Lender shall have the right to retain a professional environmental consultant to conduct tests and investigations of the Project (including, without limitation, ground water and soils testing) with respect to Hazardous Substances or the Project's compliance with Environmental Laws. Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Project and to conduct such tests and investigations on the Project or any portion thereof as Lender, in its sole discretion, determines necessary. Such tests and investigations shall be at Lender's expense unless (i) Lender reasonably believes that a breach of the provisions of Section 6.10 or this Section 7.5 has occurred, (ii) a breach of the provisions of Section 6.10 or this Section 7.5 has in fact occurred, or (iii) an Event of Default or Potential Default has occurred. Borrower acknowledges and agrees that, as between it and Lender, only Borrower owns and operates the Project and only Borrower has the responsibility for compliance with this Section 7.5 and neither Lender's enforcement of, or failure to enforce, Section 7.5 shall be deemed to affect the obligations or provisions of this Section 7.5.

          C. To the fullest extent permitted by law, Borrower hereby indemnifies and agrees to defend, and hold harmless the Indemnitees from and against any and all loss, claim, damage or liability of any kind or nature and from any suits, actions, claims or demands, including without limitation, all amounts described in Section 7.5(D). arising directly or indirectly, in whole or in part, out of (i) the existence or alleged existence of any Hazardous Substances at, on under or in the Project or any portion thereof, (ii) the removal of or failure to remove any Hazardous Substances from the Project or any portion thereof, (iii) any activity involving Hazardous Substances with respect to the Project carried on or undertaken on or off the Project, (iv) any residual contamination on or under the Project, or (v) any contamination of any property or natural resources arising in connection with any activity involving Hazardous Substances, in each case whether prior to or during the term of the Loan, and whether by Borrower or any predecessor-in-title or any employees, agents, contractors or subcontractors of Borrower or any predecessor-in-title, or any third parties occupying or present on the Project. Upon receiving knowledge of any suit, action, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower written notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Lender. Lender may also require Borrower to so defend the matter. The obligations of Borrower under this Section 7.5(C) are, without limitation, intended to operate as a binding valid indemnity agreement under 42 U.S.C. (S) 9607(e)(1) and shall survive the closing of the Loan and the repayment of the Loan and the satisfaction of all other Secured Obligations.

          D. The indemnity set forth in Section 7.5(C) shall include, without limitation, (i) loss, claims, damage or liability for, or arising from, personal injury and property damage, (ii) compensation for lost wages, business income, profits or other economic loss, (iii) all consequential damages; (iv) all damages to any natural resources and the environment, the costs of any required or necessary repair, clean up, response cost, or remediation of the Property and the Project, and the preparation and implementation of any closure, remedial or other required plans; and (v) all costs and expenses incurred in connection with any of the foregoing, including reasonable attorneys' fees and costs. The indemnity set forth in Section 7.5(C) shall not include any of the costs and damages described in the foregoing sentence which are the result solely of the actions of Lender following the date that Lender takes title to the Project through foreclosure or deed in lieu of foreclosure.

     7.6  Insurance Requirements.

          A. Borrower shall procure and maintain, or cause to be procured and maintained, at all times until the repayment of the Loan and the satisfaction of the Secured Obligations, policies of insurance in form and amounts reasonably satisfactory to Lender, and issued by companies having a Best's rating of at least B+, Class VI and otherwise reasonably satisfactory to Lender, covering (i) such casualties, risks, perils, liabilities and other hazards as may be reasonably required by Lender and (ii) such casualties, risks, perils, liabilities and other hazards which are at the time commonly insured against or required by institutional lenders to be insured against with respect to properties similar to the Project. All policies shall expressly protect Lender's interest as required by Lender. Without limiting the generality of the foregoing, Borrower shall maintain or cause to be maintained the insurance coverage described in Section 7.6(B). If Borrower fails to maintain the insurance coverage required hereunder, Lender may, but shall have no obligation to, obtain such insurance, and Borrower will pay all amounts expended by Lender, together with interest thereon at the Default Interest Rate, within ten (10) days after demand by Lender. In the event of any foreclosure of the Deed of Trust or a deed in lieu or in aid thereof, all interest under the insurance policies required by this Section 7.6 and then in force shall pass to the new owner of the Project.

            B. Without limiting the generality of Section 7.6(A), Borrower shall maintain or cause to be maintained the following insurance coverages:

          (i) property insurance for the full replacement cost of the Project (excluding the Property), on an "all risks" basis (including fire, extended coverage, vandalism and malicious mischief), together with a 4% inflationary guard endorsement;

          (ii) commercial general liability insurance on an "occurrence" basis in the minimum amount of Two Million Dollars ($2,000,000) for personal injury to any one person, Four Million Dollars ($4,000,000) for any one accident and Two Hundred Fifty Thousand Dollars ($250,000) for property damage;

          (iii) twelve (12) months of business interruption or loss of rents coverage in an amount not less than the Minimum Rent Loss Coverage;

          (iv) flood insurance in an amount equal to the greater of the full replacement cost of the Project (excluding the Property), or the maximum flood insurance available, if either (a) the Property is located in an area now or hereafter designated as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended from time to time, or any other Law, or (b) flood insurance is required by any Law applicable to Borrower, Lender or the Project or by any federal or state regulatory agency having jurisdiction over Lender; and

          (v) earthquake insurance if required by any Law applicable to Borrower, Lender or the Project or by any federal or state regulatory agency having jurisdiction over Lender or if otherwise required by this Section 7.6.

            C. All original policies, or certificates thereof, and endorsements and renewals thereof, shall be delivered to and retained by Lender unless Lender agrees otherwise. In case of insurance about to expire, Borrower shall deliver renewal policies to Lender not less than thirty (30) days prior to the expiration thereof. All policies of insurance to be furnished hereunder (i) shall be in form reasonably satisfactory to Lender; (ii) shall have a deductible of not more than Ten Thousand Dollars ($10,000) with respect to any insurance other than earthquake insurance and, with respect to earthquake insurance, shall have a deductible acceptable to Lender, (iii) shall include a Standard Mortgage Clause/Lender's Loss Payable Endorsement and Chattel Mortgage Clause in favor of, and in form reasonably satisfactory to, Lender, including a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days' prior written notice to Lender, and (iv) may be in the form of blanket policies in amount, form and substance satisfactory to Lender. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder.

          D. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower waives any and all right to claim or recover against Lender, or its directors, officers, employees, agents and representatives, for loss of or damage or injury to the Project, Borrower, Borrower's property, or the property of others under Borrower's control, from any cause insured against or required to be insured against under this Section 7.6 or coverable by insurance.

          E. Borrower shall, at its expense, provide from time to time at the written request of Lender, not more frequently than once per year, satisfactory evidence of the insurable value of the Project. Such evidence may be in the form of an insurance appraisal or valuation report prepared by an insurance company, appraiser or other consultant approved by Lender.

          F. Without limiting Borrower's obligations under this Section 7.6 and without limiting Lender's rights and remedies if Borrower fails to comply with the provisions hereof, (i) Lender may at its sole discretion and at any time and from time to time as provided herein conduct a seismic risk review of the Project (the "Seismic Review"), which, if required by Lender, shall be prepared by an engineer and in a manner acceptable to Lender at Borrower's sole cost and expense, and (ii) if the Seismic Review demonstrates in Lender's sole discretion a Probable Maximum Loss in excess of thirty percent (30%) of the Replacement Cost or an Average Loss in excess of twenty percent (20%) of the Replacement Cost, Borrower shall either (a) maintain earthquake insurance throughout the remaining term of the Loan in an amount, with a deductible, and otherwise in form and substance acceptable to Lender, or (b) if Borrower provides evidence reasonably satisfactory to Lender that an earthquake retrofit of the Project will reduce the Probable Maximum Loss to thirty percent (30%) of the Replacement Cost or less and the Average Loss to twenty percent (20%) of the Replacement Cost or less, cause the Project to be earthquake retrofitted (which retrofitting shall be subject to Lender's prior written approval) in compliance with all applicable laws, and maintain earthquake insurance in an amount, with a deductible, and otherwise in form and substance acceptable to Lender until a new Seismic Review demonstrates in Lender's sole discretion a Probable Maximum Loss which does not exceed thirty percent (30%) of the Replacement Cost, and an Average Loss which does not exceed twenty percent (20%) of the Replacement Cost, and (iii) in the event that Borrower fails at any time to maintain such earthquake insurance if required herein, Borrower shall, within ten (10) days after demand by Lender, pay to Lender an amount equal to the greater of (a) five percent (5%) of the Loan Amount, or (b) the amount by which the Probable Maximum Loss exceeds thirty percent (30%) of the Replacement Cost, or (c) the amount by which the Average Loss exceeds twenty percent (20%) of the Replacement Cost (the "Seismic Principal Payment"). Such payment shall be applied first to the outstanding principal balance of the Loan, then to accrued and unpaid interest on the Loan, and then to any other amounts owed to Lender under the Loan Documents, and such payment shall be in addition to all other payments required to be made by Borrower under the terms of the Loan Documents; provided, however that as a result of such payment, the Monthly Installments (as defined in the Note) shall be adjusted effective with the Monthly Installment due immediately following payment of the amount equal to the Seismic Principal Payment. Lender may obtain a Seismic Review in connection with the Loan closing, following any earthquake of a magnitude of 6.0 or higher or following significant physical damage to the Project as determined by Lender in its sole discretion. As used herein, "Probable Maximum Loss" shall mean the product of (1) the then estimated replacement cost of the Improvements as determined by Lender in its sole discretion and (2) the "90% Confidence Damage Ratio" calculated in such Seismic Review based upon a 475 year return interval. As used herein, "Average Loss" shall mean the product of (1) the estimated replacement cost of the Improvements as determined by Lender in its sole discretion and (2) the "Average Damage Ratio" calculated in such Seismic Review based upon a 475 year return interval. As used herein, "Replacement Cost" shall mean, at any given time, the replacement cost of the Project as determined at such time by Lender in its sole discretion.

     7.7  Notice of Proceeding.

          Borrower will promptly notify Lender of any action, suit, proceeding or arbitration (including, without limitation, any judicial or nonjudicial foreclosure proceeding, any voluntary or involuntary bankruptcy proceeding or any proceeding for the appointment of a receiver), commenced or threatened against Borrower or the Project or any portion thereof or interest therein. Borrower shall also notify Lender of any action, suite, proceeding or arbitration commenced or threatened against Completion Guarantor, for which the claim is in excess of $1,000,000. Borrower shall deliver to Lender copies of all notices and other information in connection with any action, suit, proceeding or arbitration promptly upon receipt or transmittal thereof.

         7.8   Financial and Other Information.

               Borrower shall maintain full and complete books of account and other records reflecting the results of operations of the Project in accordance with generally accepted accounting principles consistently applied (or such other accounting method approved in writing by Lender). Borrower shall furnish or cause to be furnished to Lender such financial information concerning Borrower, the Principals and the Project as Lender may reasonably request from time to time. Lender shall also have access to such books and records and Borrower's corporate books, during regular business hours and upon reasonable advance notice to Borrower and shall have the right to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of Borrower with Borrower and its independent public accountants, all as Lender may reasonably request. Without limiting the generality of the foregoing, Borrower shall furnish to Lender, without prior request or demand:

               A. If Borrower and/or any Principal is not a natural person or a trust, within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with annual financial statements (including, without limitation, a balance sheet and a profit and loss statement) for such party's previous fiscal year and the current fiscal year-to-date, each of which shall (i) be in form reasonably acceptable to Lender, (ii) contain comparative information for the two (2) previous fiscal years, (iii) be certified as true, correct and complete by Borrower or such Principal, and (iv) at Lender's election after the occurrence of an Event of Default or Potential Default, be certified by a certified public accountant acceptable to Lender.

               B. If Borrower and/or any Principal is a natural person or trust, Borrower shall provide Lender with (i) annual financial statements, in form reasonably acceptable to Lender, for each such party within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, and (ii) copies of the tax returns for each such party, together with all supporting schedules, within thirty (30) days after the filing thereof. Such financial statements and tax returns shall be certified as true, correct and complete by Borrower or such Principals.

               C. Within ten (10) days after the end of each calendar month during the term of the Loan, within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with operating statements for the Project for the previous calendar month or previous fiscal year (as applicable) and the current fiscal year-to-date, which shall (i) be in form reasonably acceptable to Lender,
(ii) contain comparative information for the two (2) previous calendar months or two (2) previous fiscal years (as applicable), (iii) be certified as true, correct and complete by Borrower, and (iv) at Lender's election after the occurrence of an Event of Default or Potential Default, be certified by a certified public accountant acceptable to Lender.

               D. Within ten (10) days after the end of each calendar month during the term of the Loan, within ninety (90) days after the end of each Loan Year, and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with (a) an updated rent roll and leasing status report for the Project, in form satisfactory to Lender and containing such information as is reasonably required by Lender, including, without limitation, the names and a description of all tenant leads, inquiries and offers, a description of leases under negotiation, and a summary of the currently marketing strategy for the leasing of the Project, and (b) an updated lease receivables aging report, in form satisfactory to Lender and containing such information as is reasonably required by Lender, including, without limitation, an itemized schedule, by tenant, of past due rentals and common area maintenance charges indicating the length of the delinquency.

               E. Without limiting any of Lender's rights or remedies in the event of any failure by Borrower to comply with the provisions of this Section 7.8, if Borrower fails to deliver to Lender any of the financial statements or other information required herein on or before the date required in this Section
7.8 (the "Information Delivery Date"), and Borrower does not correct such failure within five (5) days after receipt of written notice from Lender, then commencing on the Information Delivery Date the Variable Rate Margin (as defined in the Note) shall be increased by one-half percent (.50%) until such time as Borrower has delivered, and Lender has approved, all of the financial statements or other information required to be delivered by Borrower pursuant to this
Section 7.8. In addition to such increase in the Variable Rate Margin, the Monthly Installments (as defined in the Note) shall be adjusted effective with the Monthly Installment due immediately following the Information Delivery Date to reflect such increase. Once Borrower has delivered, and Lender has approved, all of the financial statements and other information required to be delivered by Borrower pursuant to this Section 7.8. the Monthly Installments shall be readjusted effective with the Monthly Installment due immediately thereafter.

         7.9   Representations and Warranties.

               Until repayment of the Loan and all other amounts owing to Lender under the Loan Documents and the satisfaction of all other Secured Obligations, the representations and warranties set forth in Article 6 shall remain true and complete.

         7.10  Further Assurances.

               Borrower shall execute and deliver from time to time, within ten
(10) days after any request by Lender, any and all instruments, agreements and documents and shall take such other action as may be reasonably necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorney's fees) related thereto.

         7.11  Distribution of Assets.

               From and after the occurrence of an Event of Default or Potential Default, Borrower shall not make any distribution of its assets, directly or indirectly, to its partners, shareholders, members or other owners. As used herein, the distribution of assets shall include, without limitation, the repayment of any loans made to Borrower or any interest or other charges payable in connection therewith, the return of capital contributions and distributions upon the termination, liquidation or dissolution of Borrower and the payment of fees, including management, leasing, brokerage and other fees to the extent such fees exceed the amounts payable in arms' length transactions with third parties. Borrower shall maintain and preserve its existence and all rights and franchises material to its business.

         7.12  Cash Collateral Account.

               Prior to the Closing Date, Borrower shall establish a cash collateral account with Lender in accordance with the provisions of the Pledge and Assignment of Cash Collateral Account.

         7.13  Construction.

               A. Construction of the Work. Borrower shall cause construction of the Work to be prosecuted with due diligence and in good faith in accordance with the terms of this Agreement, the Note and the other Loan Documents, and without delay, so that the Work will be fully completed by the

Scheduled Completion Date. Subject to the terms and conditions set forth in the Loan Documents, Lender shall review monthly construction disbursements as delineated on the Completion Schedule (each, a "Construction Advance")not more frequently than once each calendar month, exclusively for the payment of the following costs and expenses approved by Lender as hereinafter provided: (i) costs and expenses incurred in connection with the construction of the Work;
(ii) other project costs; and (iii) costs and expenses incurred in connection with the Loan and Borrower's undertaking hereunder and under the Loan Documents, which costs shall be paid by Borrower in accordance with the terms and conditions set forth in the Completion Schedule, Exhibit E of the Commitment Letter, and the Completion Guaranty, as applicable.

               B. Reporting Requirements. Borrower shall provide to Lender reports and information regarding the progress of the Work on a monthly basis, as reasonably required by Lender, including, without limitation, the following monthly submissions:

                     (i)   Third party site inspection fee ($750/month).

                     (ii) Lender review and approval of draw documentation $2507month).

                     (iii) Change order status (pending and approved).

                     (iv)  Completion Schedule update.

                     (v)   Testing reports and inspection card approvals.

         7.14  Additional Construction Progress Information.

               Borrower shall provide the following construction progress information for Lender's review and approval:

               (a) By the Scheduled Completion Date, evidence satisfactory to
                   Lender of the completion of the Scheduled Completion Date Requirements.

               (b) By the Outside Completion Date, evidence satisfactory to
                   Lender of the Completion of the Outside Completion Date Requirements.

         7.15  Monthly Construction Draw Procedures.

               Documentation for monthly construction draws to be made by Completion Guarantor to Borrower must be provided by the Borrower's Construction Manager to Lender's Construction Department for review and approval by Lender prior to disbursement by the Completion Guarantor of funds to cover the cost of the Work. Borrower shall pay for all third party inspection costs incurred by Lender and any processing costs incurred by Lender in connection with such review activities.

         7.16  Release of Phase 3 Property.

               The parties acknowledge that the Oakland CRA has the option, pursuant to the terms of the CRA Purchase Agreement to repurchase that portion of the Property identified as the "Phase 3 Property" in the CRA Purchase Agreement. In the event that the Oakland CRA repurchases the Phase 3 Property, the release and reconveyance of the Phase 3 Property by Lender from the lien of the Deed of Trust shall be subject to the conditions set forth in Section 2.6 above.

                                    ARTICLE 8

                           EVENTS OF DEFAULT: REMEDIES

         8.1   Events of Default

               The occurrence of any of the following events shall constitute an Event of Default under this Agreement and the other Loan Documents:

               A. Failure to Make Payments When Due. Borrower's or Completion Guarantor's failure to pay any principal, interest or other monies due under this Agreement or any of the other Loan Documents within ten (10) days after such amount is due.

               B. Breach of Certain Covenants. Borrower's or Completion Guarantor's failure to perform or comply with any term, obligation or condition contained in this Agreement or any of the other Loan Documents, other than those terms, obligations and conditions otherwise referred to in this Section 8.1 and other than Borrower's obligations under Section 1.10(A) of the Deed of Trust, within thirty (30) days after the delivery of written notice from Lender of such failure; provided that if such default is not reasonably capable of being cured within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower or Completion Guarantor, as applicable, commences the cure of such default within such thirty (30) day period and diligently prosecutes such cure to completion within one hundred eighty (180) days after such written notice from Lender.

               C. Breach of Warranty. Any representation, warranty, certification or other statement made by Borrower or any of the Principals herein or in any other Loan Document or in any statement or certificate at any time given by Borrower or any of the Principals to Lender in writing in connection with the Loan shall be materially false or misleading.

               D.  Involuntary Bankruptcy; Appointment of Receiver, etc.

                   (i) A court having proper jurisdiction shall enter a decree or order for relief with respect to Borrower or any of the Principals in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed within seven (7) days after entry and dismissed within ninety (90) days after the entry of such order; or any other similar relief shall be granted under any applicable federal or state law; or

                   (ii) An involuntary case is commenced against Borrower or any of the Principals, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of the Principals or over all or a substantial part of their respective property, shall be entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of the Principals, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the respective property of Borrower or any of the Principals, and the continuance of any such event in this clause (ii) for ninety (90) days unless dismissed or discharged.

               E.  Voluntary Bankruptcy; Appointment of Receiver, etc.

                   (i) Borrower or any of the Principals shall have an order for relief entered with respect to them or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective property; the making by Borrower or any of the Principals of any assignment for the benefit of creditors; or

                   (ii) The inability or failure of Borrower or any of the Principals, or the admission by Borrower or any of the Principals in writing of its inability, to pay their respective debts as such debts become due.

               F. Lien Priority. Lender fails to have a legal, valid binding and enforceable first priority Lien on the Project and the Personal Property except with respect to any loss of lien priority as the result of any action taken in writing by Lender.

               G.  Unapproved Transfers. Any transfer (as defined in Section
1.10 of the Deed of Trust) of the Project or any interest in Borrower occurs without Lender's prior written consent in accordance with Section 1.10 of the Deed of Trust.

               H. Failure to Maintain Insurance. Borrower fails to maintain or cause to be maintained the insurance coverage required by Section 7.6.

               I. Other Liens. Without limiting the provisions of Section 7.1 of this Agreement or Section 1.10 of the Deed of Trust, Borrower defaults under any Lien (other than the Liens created by the Loan Documents) or foreclosure or other proceedings are commenced to enforce any Lien (other than the Liens created by the Loan Documents).

               J. Other Loan Documents. The occurrence of an Event of Default under any of the other Loan Documents (as "Event of Default" is defined therein).

         8.2   General Remedies.

               Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, upon the occurrence of any Event of Default (i) automatically without notice to Borrower as to Sections 8.KD), (E) and (J), and otherwise at the option of Lender upon written notice to Borrower as to any other Event of Default, the unpaid principal amount of the Loan, all accrued and unpaid interest and all other Secured Obligations shall become immediately due and payable, without presentment, demand, protest, further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower,
(ii) Lender shall have the rights and remedies of a secured party under the California Commercial Code, and under any other applicable law, (iii) Lender may pursue all of its rights and remedies hereunder, under the other Loan Documents, at law, in equity or otherwise, including without limitation, obtaining the appointment of a receiver, (iv) Lender may pursue any remedies available to it pursuant to California Code of Civil Procedure Section 726.5, (v) all outstanding indebtedness and all other amounts owing to Lender under the Loan Documents shall bear interest at the Default Interest Rate, and (vi) Lender shall have no further obligation to disburse Loan proceeds to Borrower.

         8.3   Specific Performance.

               Upon the occurrence of an Event of Default, Lender may commence and maintain an action in any court of competent jurisdiction for specific performance of any of the covenants and agreements contained herein or in any of the other Loan Documents, may obtain the aid and direction of the court in the performance of any of the covenants and agreements contained herein or therein, and may obtain orders or decrees directing the same and, in the case of any sale under the Deed of Trust, directing, confirming or approving Lender's or the trustee's actions.

     8.4  Remedies as to Project Documents.

          Upon the occurrence of an Event of Default, Lender shall have the right (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest, to do so) to (a) demand, receive and enforce Borrower's rights with respect to the Project Documents, (b) give appropriate receipts, releases and satisfactions for and on behalf of Borrower with respect to any of the Project Documents, (c) do any and all acts in the name of Borrower or in the name of Lender with the same force and effect as Borrower could do if the assignment in Article 4 had not been made, and (d) perform and discharge each and every obligation, covenant, condition and agreement of Borrower under the Project Documents.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1  Nonforeign Status.

          Section 1445 of the Internal Revenue Code of 1985, as amended (the "Internal Revenue Code") and Sections 18662, 18668 and 18669 of the California Revenue and Taxation Code (the "California Tax Code") provide that a transferee of a U.S. real property interest, or California property interest, as the case may be, must withhold tax under the circumstances described therein. To inform Lender that the withholding of tax will not be required in the event of the disposition of the Project pursuant to the terms of the Deed of Trust, Borrower hereby certifies, under penalty of perjury, that: (a) Borrower is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and/or California Tax Code and the regulations promulgated thereunder; and (b) Borrower's U.S. employer identification number is the Tax Identification Number; (c) Borrower's principal place of business is at the address set forth in Section 9.10, and (d) Borrower is qualified to do business in the State of California. Lender may disclose the contents of this Section 9.1 to the Internal Revenue Service or any other Governmental Agency and Borrower acknowledges that any false statement contained herein could be punished by fine, imprisonment or both. Borrower covenants and agrees to execute further certificates, which shall be signed under penalty of perjury, as Lender shall reasonably require in connection with the certifications set forth herein. The covenant set forth herein shall survive the foreclosure of the lien of the Deed of Trust or acceptance of a deed in lieu or in aid thereof.

     9.2  Assignments and Participations in Loan and Note.

          Lender may assign its rights and delegate its obligations under this Agreement or any of the other Loan Documents and further may assign, or sell participations in, all or any part of the Loan, the Loan Documents, or any other interest herein or in the Note to any Person, all without notice to or the consent of Borrower. To the extent of any such assignment, Lender shall be relieved of its obligations with respect to the Loan and the assignee shall have the same rights, benefits and obligations as it would if it were Lender hereunder and a holder of the Note. Lender may furnish any information (including, without limitation, financial information) concerning the Project, Borrower, Principals and any of their assets to third parties from time to time for legitimate business purposes.

     9.3  Expenses.

          Borrower agrees to pay, within ten (10) days after demand by Lender, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and costs, fees of any consultants, and fees for any environmental audits, appraisal, inspections or other review required by

Lender) incurred by Lender in connection with the Loan, the enforcement of any of the Secured Obligations, the enforcement of any of Lender's rights and remedies under the Loan Documents, the collection of any payments owing to Lender hereunder or under any of the other Loan Documents, whether or not such enforcement and collection includes the filing of a lawsuit, or the retaking, holding, preparing for sale or selling the Project or any portion thereof or any interest therein; provided, however that the reimbursement to Lender of the costs and expenses of environmental audits shall be governed by Section 7.5(B). Such costs and expenses shall include, without limitation, Lender's reasonable attorneys' fees and costs, including without limitation attorneys' fees and costs incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower or any of the Principals which in any way affect the exercise by Lender of its rights and remedies hereunder, under any of the other Loan Documents, at law or in equity.

     9.4  Joint and Several Obligations.

          The liability of Borrower under this Agreement and under each of the other Loan Documents shall be joint and several. Any married person signing the Loan Documents as Borrower or its general partner agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all obligations under the Loan Documents.

     9.5  Indemnity.

          Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees from and against any and all expenses, loss, claims, damage or liability, including, without limitation, architects', engineers' and attorneys' fees and costs (collectively, "Liability Costs") by reason of: (a) the construction of any improvements on the Project, (b) any capital improvements, other work or things done in, on or about the Project or any part thereof, (c) any use, nonuse, misuse, possession, occupation, alteration, operation, maintenance or management of the Project or any part thereof or any street, drive, sidewalk, curb passageway or space comprising a part thereof or adjacent thereto, (d) any negligence or willful act or omission on the part of Borrower or its agents, contractors, servants, employees, licensees or invitees, (e) any accident, injury (including death) or damage to any person or property occurring in, on or about the Project or any part thereof, (f) any Lien or claim which may be alleged to have arisen on or against the Project or any part thereof or any liability asserted against Lender with respect thereto, (g) any tax attributable to the execution, delivery, filing or recording of the Deed of Trust, the Note or the other Loan Documents, (h) any contest due to Borrower's actions or failure to act, (i) any default under the Note or the other Loan Documents, or
(J) any claim by or liability to any contractor or subcontractor performing work or any party supplying materials in connection with the Project. The scope of this indemnity shall not extend to Liability Costs that are solely the result of the acts or omissions of Lender after the date that Lender takes title to the Project through foreclosure or deed in lieu of foreclosure; provided, however, that this sentence shall not reduce or release any of Borrower's obligations to Lender with regard to any environmental matters as provided in the Loan Documents, including, without limitations, Section 7.5 above.

     9.6  Waiver of Offset.

          All sums payable by Borrower pursuant to any of the Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower under the Loan Documents shall in no way be released, discharged or otherwise affected (except as expressly provided in the Loan Documents) by reason of: (a) any damage to or destruction of the Project or any Condemnation Event (as defined in the Deed of Trust) affecting the Project or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Project or any part thereof;
(c) any title defect or encumbrance or any eviction from the Project or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to any of the Loan Documents by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Secured Obligations.

     9.7  Amendments and Waivers.

          This Agreement and the other Loan Documents may only be modified in writing signed by all of the parties hereto or thereto or their respective successors and assigns. No waiver of any provision of this Agreement or of any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective without the written agreement of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Except as expressly required by the terms of the Loan Documents, no notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     9.8  WAIVER OF JURY TRIAL.

          BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY TORT OR CONTRACT LITIGATION BASED HEREON OR ON ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION THEREWITH.

     9.9  Submission of Loan Documents.

          The submission of this Agreement, any of the other Loan Documents or the Environmental Indemnity to Borrower or its agents or attorneys for review or signature does not constitute a commitment by Lender to make the Loan to Borrower, and the Loan Documents and the Environmental Indemnity shall have no binding force or effect unless and until they are executed and delivered by Borrower and Lender and all of the conditions set forth in Section 3.1 have been satisfied.

     9.10 Notices.

          Any notice, or other document or demand required or permitted under this Agreement or any of the other Loan Documents shall be in writing addressed to the appropriate address set forth below and shall be deemed delivered upon the earliest of (a) actual receipt, (b) the next Business Day after the date when sent by recognized overnight courier, or (c) the second Business Day after the date when sent by registered or certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notice or other documents or demands are to be sent, by giving the other party written notice of such change in the manner hereinabove provided.

     To Borrower:        c/o Zhone Technologies Campus, LLC
                         7001 Oakport Street
                         Oakland, California 94621

                              Attn: Mr.  Kirk Misaka

          To Lender:          Fremont Investment & Loan
                              175 N. Riverview Drive Anaheim,
                              California 92808 Attention: Commercial
                              Real Estate Loan No. 950114107

     9.11 Survival of Warranties and Certain Agreements.

          All agreements, indemnities, representations and warranties made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note. All representations and warranties made in this Agreement or in any of the other Loan Documents shall further survive any and all investigations and inquiries made by Lender, shall remain true, correct and complete in all material respects and shall remain continuing obligations so long as any portion of the Secured Obligations remains outstanding or unsatisfied. Notwithstanding anything in this Agreement or the other Loan Documents or implied by law to the contrary, any indemnities made by Borrower in the Loan Documents shall survive the payment of the Loan, the satisfaction of the Secured Obligations, and/or the termination of this Agreement or the other Loan Documents.

     9.12 Failure or Indulgence Not Waiver; Remedies Cumulative.

          No failure or delay on the part of Lender or any holder of the Note or portion thereof in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are separate, distinct and cumulative to, and not exclusive of, any rights or remedies otherwise available at law or in equity. No act of Lender under any of the Loan Documents shall be construed as an election to proceed under any one provision to the exclusion of any other provision, notwithstanding anything in the Loan Documents to the contrary. Borrower expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, redemption, or appraisement now or hereafter provided by federal or state law, as a defense to any demand against Borrower to the fullest extent permitted by law.

     9.13 Survival of Obligations Upon Termination of Agreement.

          No termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender relating to (a) any transaction or event occurring prior to such termination or cancellation, or (b) any of the undertakings, agreements, covenants, indemnities, warranties and representations of Borrower or Lender contained in this Agreement or any of the other Loan Documents.

     9.14 Disbursements in Excess of Loan Amount.

          In the event the total disbursements by Lender exceed the amount of the Loan set forth herein, the total of all disbursements shall, to the extent permitted by the laws of the State of California, constitute part of the Secured Obligations and be secured by the Deed of Trust and other Loan Documents. All other sums expended by Lender pursuant to this Agreement or any of the other Loan

Documents shall be deemed to have been paid to Borrower and shall be secured by the Loan Documents.

     9.15  Severability.

           If any term of this Agreement or any of the other Loan Documents or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or other Loan Document or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement or other Loan Document shall be valid and enforceable to the fullest extent.

     9.16  Rules of Construction.

           Where the identity of the parties to this Agreement or any of the other Loan Documents or the circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and shall not constitute a part of this Agreement or such other Loan Documents for any other purpose or be given any substantive effect. The recitals to this Agreement and to each of the other Loan Documents are incorporated herein and therein and made a part hereof and thereof.

     9.17  Applicable Law.

           This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     9.18  Successors and Assigns.

           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided in the Deed of Trust, Borrower's rights and obligations or any interest hereunder or under any of the other Loan Documents may not be assigned, including, without limitation, assigned for security purposes, without the prior written consent of Lender, which may be withheld in Lender's sole discretion, and any purported assignment shall be null and void ab initio. As used herein, and in the other Loan Documents, "Lender" (or similar references to the lender) shall include all holders of the Note, including, without limitation, pledgees of the Note, whether or not named herein or therein. In exercising any rights hereunder or under any of the other Loan Documents or taking any actions provided for herein or therein, Lender may act through its employees, agents or independent contractors authorized by Lender.

     9.19  Disclosure of Information.

           Borrower hereby acknowledges and agrees that upon the request of any partner, member or shareholder of Borrower, as applicable, Lender may disclose to such party any information (including, without limitation, financial information) relating to the Loan and Borrower's performance of its obligations under the Loan Documents. Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees from and against any and all expenses, loss, claims, damage or liability, including, without limitation, attorneys' fees and costs, arising by reason of any disclosure of information by Lender under this
Section 9.19.

     9.20  Counterparts.

           This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and, if applicable, acknowledgment pages may be detached from the counterparts and attached to a single copy of the applicable document to physically form one document, which may be recorded if applicable.

     9.21  Entire Agreement.

           The Loan Documents and the Commitment Letter set forth the entire understanding between Borrower and Lender relative to the Loan and the same supersede all prior agreements and understandings relating to the subject matter hereof or thereof.

     9.22  Inconsistencies.

           In the event it is impossible to simultaneously comply with the terms of this Agreement and any of the terms of any other Loan Document, the terms of this Agreement shall control over any inconsistent term of any other Loan Document.

     9.23  Time is of the Essence.

           Time is strictly of the essence of this Agreement and the other Loan Documents.

     9.24  No Third Party Beneficiaries.

           This Agreement and the other Loan Documents are made and entered into for the sole protection and benefit of the parties hereto, and, except as provided in Section 9.18, no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

           IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Borrower and Lender as of the date first above written.


                             BORROWER:

                             ZHONE TECHNOLOGIES CAMPUS, LLC,
                             a California limited liability company

                             By:    Zhone Technologies, Inc. a
                                    Delaware corporation Its:
                                    Managing Member


                                    By: /s/ Kirk Misaka
                                       -----------------------------------------
                                            Kirk Misaka
                                            Its: Vice President and Treasurer



                             LENDER:

                             FREM 5fcT INVESTMENT & LOAN,
                             a California industrial loan association


                             By: /s/ [ILLEGIBLE]
                                ------------------------------------------------
                                    Its: Vice President and Treasurer
                                        ----------------------------------------

                                    EXHIBIT A

                             Description of Property

That certain real property located in the City of Oakland, County of Alameda, State of California, having a street address of 6775, 7001 and 7195 Oakport Street, more particularly described as follows:

CITY OF OAKLAND

BEING A PORTION OF LOT 12, AS SHOWN ON PARCEL MAP NO. 6003, FILED IN BOOK 205 OF PARCEL MAPS, AT PAGES 94 THROUGH 98, ALAMEDA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST SOUTHERLY CORNER OF SAID LOT 12; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 12, NORTH 33(degree) 50' 24" WEST, 628.68 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG THE SOUTHWESTERLY LINE OF SAID LOT 12, NORTH 33(degree) 50' 24" WEST, 1029.21 FEET; THENCE ALONG THE SOUTHEASTERLY LINE OF SAID LOT 12, SOUTH 56(degree) 09' 36" WEST, 14.00 FEET; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 12, NORTH 33(degree) 50' 24" WEST, 253.55 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 392.21 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 3(degree) 51' 45", AN ARC DISTANCE OF 26.44 FEET TO THE INTERSECTION OF A LINE DRAWN PARALLEL WITH AND 85.00 FEET SOUTHEASTERLY OF THE NORTHWESTERLY LINE OF SAID LOT 12, A RADIAL LINE THROUGH SAID POINT BEARS NORTH 52(degree) 17' 51" EAST; THENCE PARALLEL WITH THE NORTHWESTERLY LINE OF SAID LOT 12, NORTH 56(degree) 09' 36" EAST, 476.93 FEET TO A POINT THAT IS 5 FEET SOUTHWESTERLY OF THE NORTHEASTERLY LINE OF SAID LOT 12; THENCE ALONG A LINE THAT IS PARALLEL WITH AND 5 FEET SOUTHWESTERLY OF THE SAID NORTHEASTERLY LINE OF LOT 12, SOUTH 40(degree) 00' 30" EAST, 69.44 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 1949.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 6(degree) 10' 18", AN ARC DISTANCE OF 209.94 FEET; THENCE CONTINUING ALONG A LINE THAT IS PARALLEL WITH AND 5 FEET SOUTHWESTERLY OF THE SAID NORTHEASTERLY LINE OF A LOT 12, SOUTH 33(degree) 50' 12" EAST, 1030.61 FEET TO THE INTERSECTION WITH A LINE DRAWN PERPENDICULAR WITH THE SOUTHWESTERLY LINE OF SAID LOT 12, DISTANT THEREON 628.68 FEET FROM THE MOST SOUTHERLY CORNER OF SAID LOT 12; THENCE SOUTHWESTERLY ALONG SAID PERPENDICULAR LINE, SOUTH 56(degree) 09' 36" WEST, 480.72 FEET TO THE POINT OF BEGINNING.

THE BASIS OF BEARINGS FOR PARCEL MAP NO. 6003 IS THE NORTH AMERICAN DATUM OF 1983, ZONE 3, 1984 ADJUSTMENT PUBLISHED IN 1986, AS SHOWN ON RECORD OF SURVEY 990, FILED IN BOOK 18 OF RECORDS OF SURVEY, AT PAGES 50 THROUGH 60, ALAMEDA COUNTY RECORDS. ALL DISTANCES IN THIS DESCRIPTION ARE GRID DISTANCES. TO CONVERT TO GROUND DISTANCES, MULTIPLY GRID DISTANCES BY 1.0000708.

ASSESSOR'S PARCEL NO. 041-3902-015 (PORTION)

                                    EXHIBIT B

                        Description of Personal Property

     All of Borrower's right, title and interest, now or hereafter acquired, in and to the following:

     (a) All personal property, including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory and construction materials which Borrower now or hereafter owns or in which Borrower now or hereafter acquires an interest or right, including, without limitation, those which are now or hereafter located on or affixed to the Project and used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including, without limitation, any interest of Borrower in and to personal property which is leased or subject to any superior security interest, or which is being manufactured or assembled for later installation into the improvements now or hereafter located at the Project, wherever located, and all books, records, leases and other documents, of whatever kind or character, relating to the Project, but excluding Borrower's furniture and equipment which is not used or useful for the development, operation, ownership, repair, maintenance or restoration of the Project;

     (b) All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the Secured Obligations remains unpaid, may accrue from such goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Project or any part thereof, or which may be received or receivable by Borrower from any hiring, using, letting, leasing, subhiring, subletting, or subleasing of a portion of the Project;

     (c) All of Borrower's present and future rights to receive payments of money, services or property (including, without limitation, rights to all deposits from tenants of the Project, deposits from prospective purchasers of the Project, capital contributions from the constituent partners of Borrower (if Borrower is a partnership), amounts payable on account of the sale of partnership interests or stock of Borrower, accounts, accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights, instruments, general intangibles and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same, which relate to the use, operation, ownership or maintenance of the Project.

     (d) All other intangible property and rights relating to the Project or the operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Project, all names under or by which the Project may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Project, goodwill in any way relating to the Project, and all permits, licenses, franchises, approvals, variances and land use entitlements relating in any way to, or to the occupancy, operation, ownership and use of, the Project;

     (e) All judgments, claims, settlements of claims and causes of action under any legal proceeding relating to the Project or the ownership, use, occupancy or operation thereof;

     (f)   All proceeds from sale or disposition of the Personal Property;

     (g) Borrower's rights under all insurance policies covering the Project or any of the Personal Property (whether or not Borrower is required to maintain such insurance under the terms of the Loan Documents), and all proceeds, loss payments and premium refunds payable regarding the same;

     (h) All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Project;

     (i)   All water stock relating to the Project;

     (j) All causes of action, claims, compensation and recoveries for any damage to or condemnation or taking of the Project or the Personal Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Project or the Personal Property, or for any loss or diminution in value of the Project or the Personal Property;

     (k) All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Project and all studies, data and drawings related thereto, and all contracts and agreements of Borrower relating to such plans and specifications or such studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Project;

     (l) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any Governmental Agency or any insurance or utility company relating to any or all of the Project, any improvements thereon or any of the collateral described herein or arising out of satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

     (m) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Agency or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Borrower with respect to the Project, any improvements thereon or any of the collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

     (n)   All Borrower's rights in proceeds of the Loan;

     (o) All Borrower's rights to receive the proceeds of any "take-out" or permanent financing or commitment to provide such financing; and

     (p) All proceeds and products of any of the foregoing (and proceeds and products of proceeds and.products).

     All terms used herein which are defined in the California Commercial Code shall have the same meanings when used herein, unless the context requires otherwise.

                                    EXHIBIT C

                               Completion Schedule

                                [To be attached]

 ZHONE TECHNOLOGIES COMPLETION SCHEDULE

----------------------------------------------------------------------------------------------------------------------------
                                                           1            2             3             4             5

Cost Category               Project      Rem. Cost
                            Budget      to Complete    30-Apr-01     30-May-01    30-June-01    30-July-01     30-Aug-01
----------------------------------------------------------------------------------------------------------------------------
Land Cost                 $ 6,321,081   $    20,691   $         0   $         0   $         0   $         0   $         0
Offsites                  $ 3,013,415  -$ 2,038,689
Site Work                 $ 6,740,894   $ 1,280,119   $     5,000   $    65,000   $   150,000   $   255,000   $   295,000
Shell - building 1        $ 2,967,304   $     6,691   $         0   $     6,691   $         0   $         0   $         0
Shell - building 2        $ 5,181,977   $   571,769   $    45,000   $    95,000   $   150,000   $   175,000   $   106,769
Shell - building 3        $10,809,162   $ 4,034,112   $   125,000   $   237,112   $   425,000   $   645,000   $   610,000
Tenant Improvement - 1    $ 4,317,680   $   256,223   $   141,600   $    15,000   $    35,000   $    30,000   $    18,000
Tenant Improvement - 2    $10,389,385   $   542,747   $    85,500   $    50,000   $    60,000   $    75,000   $   120,000
Tenant Improvement - 3    $12,241,629   $ 1,900,000   $   125,000   $   275,000   $   300,000   $   310,000   $   350,000
Architect & Engineering   $ 2,721,972  -$    47,702   $         0   $         0   $         0   $         0   $         0
Development Fee           $ 2,435,956   $   266,423   $         0   $    33,303   $    33,303   $    33,303   $    33,303
Fees & Permits            $   935,546   $    16,848   $         0   $         0   $         0   $         0   $       975
Taxes, title, bonds       $   483,700   $   412,958   $         0   $         0   $         0   $         0   $         0
Financing & Insurance     $ 3,703,161   $ 1,608,591   $    25,000   $    25,000   $    25,000   $    25,000   $         0
Contingencies             $   750,933   $   750,933   $   213,646   $   213,646   $   213,648
----------------------------------------------------------------------------------------------------------------------------
Total Budget              $73,013,795     9,581,714   $   552,100   $   802,106   $ 1,178,303   $ 1,548,303   $ 1,534,047
----------------------------------------------------------------------------------------------------------------------------
Cumulative Total                                      $   552,100   $ 1,354,206   $ 2,532,509   $ 4,080,812   $ 5,614,859
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                               6            7             8              9             10

Cost Category                                                                          Total
                           30-Sep-01     30-Oct-01     30-Nov-01     30-Dec-01         (Sum 1-9)
------------------------------------------------------------------------------------------------------
Land Cost                 $         0   $         0            SO   $         0        $         0
Offsites
Site Work                 $   275,000   $   190,000   $    45,119   $         0        $ 1,280,119
Shell - building 1        $         0   $         0   $         0   $         0        $     6,691
Shell - building 2        $         0   $         0   $         0   $         0        $   571,769
Shell - building 3        $   915,000   $   565,000   $   412,000   $   100,000        $ 4,034,112
Tenant Improvement - 1    $    16,623   $         0            50   $         0        $   256,223
Tenant Improvement - 2    $   152,247   $         0   $         0   $         0        $   542,747
Tenant Improvement - 3    $   415,000   $   125,000   $         0   $         0        $ 1,900,000
Architect & Engineering   $         0   $         0   $         0   $         0        $         0
Development Fee           $    33,303   $    33,303   $    33,303   $    33,303        $   2*6,424
Fees & Permits            $         0   $         0   $         0   $         0        $       975
Taxes, title, bonds       $         0   $         0   $         0   $         0        $         0
Financing & Insurance     $         0   $         0   $         0   $         0        $   100,000
Contingencies                                                                          $   640,940
------------------------------------------------------------------------------------------------------
Total Budget              $ 1,807,173   $ 1,126,949   $   704,068   $   346,951        $ 9,600,000
------------------------------------------------------------------------------------------------------
Cumulative Total          $ 7,422,032   $ 8,548,981   $ 9,253,049   $ 9,600,000
------------------------------------------------------------------------------------------------------